EXHIBIT 15.2

TotalEnergies SE

Consent of Independent Registered Public Accounting Firms

We consent to the incorporation by reference in the following Registration Statements:

(1)

Registration Statements on Form F-3 (File Nos. 333-278983, 333-278983-01, 333-278983-02 and 333-278983-03) of TotalEnergies SE, TotalEnergies Capital International, TotalEnergies Capital Canada Ltd. and TotalEnergies Capital, and

(2)

Registration Statements on Form S-8 (File Nos. 333-278948 and 333-280516) of TotalEnergies SE pertaining to the TotalEnergies Holdings USA, Inc. 2024 Employee Shareholder Plan and TotalEnergies SE Free Share Plan;

of our reports dated March 31, 2025, with respect to the consolidated financial statements of TotalEnergies SE and subsidiaries and the effectiveness of internal control over financial reporting of TotalEnergies SE and subsidiaries included in this Annual Report (Form 20-F) of TotalEnergies SE for the year ended December 31, 2024.

Neuilly-sur-Seine and Paris-La Défense, France

March 31, 2025

/s/ PricewaterhouseCoopers Audit	/s/ ERNST & YOUNG Audit
PricewaterhouseCoopers Audit	ERNST & YOUNG Audit